Exhibit 3.6

Exhibit 3.6 - 1

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

CERTIFICATE NUMBER 2,506 (TWO-FIVE-ZERO-SIX)

BOOK NUMBER 1 (ONE) OF BUSINESS CORPORATIONS

In Hermosillo, Sonora, Mexico, on the twenty-fifth day of the month of September, 2007 (two thousand and seven), Mr. FABIO MONTANARI and Mr. ARTURO NUÑEZ GUERRERO APPEARED before the undersigning lawyer, Salomón Griego García, Commercial Notary Number 1 (One), practising his profession in the State of Sonora, and, under oath to tell the truth, stated:

Background Information

The parties appearing.  THE PARTIES APPEARING:  FABIO MONTANARI and ARTURO NUÑEZ GUERRERO, produced for my perusal the original of the licence issued by the Ministry of Foreign Affairs to incorporate the company called ATZEK MINERAL SA DE CV, or Sociedad Anónima de Capital Variable [Open-end Stock Corporation], which reads verbatim, as follows:  “In the upper right-hand margin, a seal displaying the national coat of arms.  MINISTRY OF FOREIGN AFFAIRS.  UNITED MEXICAN STATES.  IN THE UPPER LEFT-HAND MARGIN: LEGAL AFFAIRS HEAD OFFICE.  LICENSING OFFICE.  SECTION 27 OF THE CONSTITUTION.  DEPARTMENT OF THE S.R.E.2  LICENCE 2604569  FILE 20072604281  PAGE 070925261003.

In compliance with the provisions of Section 27, Subsection I, of the Political Constitution of the United Mexican States, Section 28, subsection V of the Federal Public Administration Act of Mexico, Section 15 of the Foreign Investments Act and Sections 13, 14 and 18 of the Foreign Investments Act Regulations, and in view of the application filed by Mr(s). FABIO MONTANARI, based on the provisions of Section 39, Subsection 1 a) of the Rules of Procedure of the Ministry of Foreign Affairs currently in force, the licence is granted to incorporate an SA de CV under the name:

ATZEK MINERAL

This licence comes with the proviso that the foreigners’ exclusion clause or the agreement provided for in subsection I of Section 27 of the Constitution must be included in the articles of incorporation of the company that is being incorporated, in compliance with the provisions of Section 15 of the Foreign Investments Act and Section 14 of the Foreign Investments Act Regulations and the National Register of Foreign Investments.  It is important to note that this licence is issued notwithstanding the provisions of Section 91 of the Patent Rights Act.

This licence shall be rendered null and void if the parties concerned do not appear before a notary public within ninety business days of the date of its issue, to execute the instrument corresponding to the Incorporation in question, in compliance with the

Exhibit 3.6 - 2

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

provisions of Section 17 of the Foreign Investment Act Regulations and of the National Register of Foreign Investments.

Likewise, the person concerned must notify the Ministry of Foreign Affairs of the use of the name that is being authorized by means of this licence within the six months following its issue, in compliance with the provisions of Section 18 of the Regulations of the Foreign Investments Act and of the National Register of Foreign Investments.

Hermosillo, Sonora, September 25, 2007.  THE ASSISTANT GOVERNMENT DELEGATE, ALEJANDRA YANES NAVARRO, LIC. (Signature).  In the lower left-hand margin, a seal with the national coat of arms.  UNITED MEXICAN STATES.  MINISTRY OF FOREIGN AFFAIRS.  LOCAL GOVERNMENT OFFICE IN HERMOSILLO, SONORA.

Business Incorporation Contract

Article One
 Mr. FABIO MONTANARI and Mr. ARTURO NUÑEZ GUERRERO are incorporating an open-end stock corporation that shall be governed by the following Articles of Incorporation:

Chapter 1

Name, Purpose, Address, Duration, Foreigners

One.  The name of the Corporation shall be ATZEK MINERAL, followed at all times by the words "Sociedad Anónima de Capital Variable" or by its abbreviation, "S A de C V".

Two:  The purpose of the Corporation shall be:

(I)           To organize and run companies in the area of the mining-metallurgical industry in general and, therefore, it may carry out any act or enter into any agreement or contract that is directly or indirectly related to this sphere of activities, in its own right or on behalf of the companies it is operating.

II)           To apply for and obtain and acquire by any other means, mine-exploration or mine-working leases or contractual rights to explore or work mineral substances, as well as to assign, encumber or dispose of said leases or rights by any other means

Exhibit 3.6 - 3

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(III)                   To explore, work, make use of, profit from, process, produce, purchase, sell, import and export metallic or non-metallic mineral substances, metalloids and other substances that may be leased and from which profit may be derived, in accordance with the law.

(IV)                   To install, operate, acquire, transfer and enter into any other kind of contract or agreement related to smelting or processing plants, mills, calcination ovens, foundries, laboratories, and similar mining and metallurgical establishments.

(V)                    To work, purchase, sell, import, export and negotiate by any other means with piles of deads,  waste and residue, tailings, grease-waste dumps, slag and similar goods.

(VI)                   To acquire, transfer, import, export and market all kinds of chemical products and by-products.

(VII)                  To industrialize mining products and by-products.

(VIII)                To apply for and obtain leases or licences or contractual rights for the acquisition, utilization, derivation of profit from, and disposal of underground or surface waters for mining or industrial uses, and to acquire, use, build, install and operate plants that generate electricity intended for the mining or industrial tasks and operations of the Corporation.

(IX)                   To apply for and obtain permits, authorizations, licences or consents to acquire the explosive materials necessary for the Corporation’s mining or industrial tasks or operations and to use those explosives conforming to the provisions of the applicable law and regulations.

(X)                    To acquire, use, profit from and have at the Corporation’s disposal all kinds of means of transportation, including railways, ships, and aircraft, for the use of the Corporation.

(XI)                   To acquire, assign, own, purchase, sell, take and give in lease or sub-lease, take and make in gratuitous loan and, in general, to enter into any other kind of contract or agreement related to real estate or rights in rem over real estate.

(XII)                 To acquire, assign, import, export, lease, sublease, administer, obtain rights of use and, in general, to enter into any other kind of agreement or contract related to movable property, or rights in rem over movable property, including machinery, equipment and similar goods.

(XIII)                To render technical, consulting and administrative services.

Exhibit 3.6 - 4

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XIV)                To issue, accept, endorse, stand security for, guarantee payment, present for acceptance and payment, protest any dishonouring of a bill, and engage in any other kind of acts and to take part in any other kind of transactions or operations involving credit instruments.

(XV)                 To create, organize and promote the creation or organization of associations, corporations, partnerships or other kinds of Mexican or foreign business or civil institutions or entities, companies or businesses, and to acquire, assign, take up, underwrite, pay, dispose of by any legal means and enter into any kind of agreements or contracts in regard to capital, shares, bonds, interest, shares of profits or beneficiary rights issued by and at the  bovementionedassociations, corporations, partnerships and other kinds of business or civil institutions orentities, companies or businesses.

(XVI)                To lend or borrow money without any kind of limitation or restriction, and also to encumber or give in guarantee, without any kind of limitation or restriction, any of the Corporation’s assets that are necessary in order to ensure the payment or repayment of the borrowed amount or in order to guarantee the performance of third-party obligations.

(XVII)               To act as intermediary, broker, representative or agent, or to accomplish the Corporation’s activities through intermediation, brokerage, representation or agency.

(XVIII)              To set up offices, branch offices, agencies and any other kind of representation in Mexico or abroad.

(XIX)                To enter into joint-investment or joint-venture agreements.

(XX)                 To register, acquire, assign, own, work, grant licences, franchises, and enter into any other kind of contracts or agreements relating to patents, blue-
prints, drawings, trademarks, appellations of origin, commercials, advertisements, trade names, franchises, copyrights and similar rights.

(XXI)                To engage in and carry out all the commercial acts that may be engaged in and carried out by Mexican business corporations according to law, and to carry out all the acts and to enter into all the agreements that are necessary or conducive to the accomplishment of the corporate purpose.

(XXII)               The Corporation shall also have the corporate purpose of rendering specialized services and financial support to the micro-, small and medium enterprises and also to independent miners (individuals).

Exhibit 3.6 - 5

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XXIII)             The purchase, sale and exportation of ore and metals,  the acquisition of mines and mining rights, of tailings (residues), the smelting, electrolysis of metals, and the processing of the ore.

(XXIV)             The technical development of procedures, extraction techniques, and of mining procedures.

(XXV)              The importation and exportation of all the supplies for the exploration and working of the mines, as well as the importation of equipment and machinery.

(XXVI)             The financing of mining projects for exploration and working, with financial support, of of goods (equipment, machinery and vehicles).

(XVII)               To coordinate the partners, the companies and the individuals operating and working for the enterprise with these services for their financial and social advancement, making the conditions for purchasing, distributing, transporting and selling all kinds of lawful merchandise as effective as possible, for their benefit.

(XVIII)              To provide to its partners, the companies and the individuals operating and working for the enterprise, some of the following services: technology, promotion and marketing, design, the subcontracting of industrial products and processes, furthering access to financing, acquisition of raw materials, supplies, assets and technology in common, under favourable conditions with respect to price, quality and opportunity of delivery, as well as other services that may be required for the optimum performance of the companies or individuals operating and working for the enterprise.

(XXIX)             To organize the groups concerned in order to promote creativity in attaining the quality of the service.

(XXX)              To develop ongoing expert advice and training for the parties operating and working for the enterprise, which will enable them to improve their competitiveness in the domestic and export markets.  Also to train of engineers, workers, etc.

(XXXI)             To manage and combine the financing for the purposes of helping to equip and modernize the companies involved in the enterprise.

(XXXII)            To carry out the necessary measures and activities that are favourable to its partners, the companies and individuals operating and working for the enterprise, in order to obtain any support and benefits that the federal, state and municipal authorities may have it in their power to give.

Exhibit 3.6 - 6

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XXXIII)              To provide to the partners, companies and individuals operating and working for the enterprise administrative, accounting, tax, legal, computer, educational and company- training services.

(XXXIV)              To promote, to the promotion and development banking sector, the design of programs with preferential interest and conditions giving support to the partners and the companies and individuals operating and working for the enterprise.

(XXXV)               To give the partners, companies and individuals operating and working for the enterprise any services and information required in order to meet the objectives of the Corporation.

(XXXVI)              To prepare any technical and financial studies and projects necessary for the attainment of the corporate purpose.

(XXXVII)             To enter into any acts, proceedings and contracts for and on behalf of the companies related to their purpose.

(XXXVIII)           To acquire, dispose of, give and receive in lease, in the name and on behalf of, the companies or individuals operating or working the enterprise, all manner of movable property and real estate as necessary to attain the corporate objectives.

(XXXIX)             To give all kinds of real or personal guarantees, to furnish mortgages and extend and approve financing and avals.

(XL)                     To issue, accept, subscribe, endorse and trade in any manner with documents, credit instruments or negotiable instruments.

(XLI)                    To obtain any permits, leases, franchises, names and commercial slogans that may be necessary in order to attain the corporate objectives.

(XLII)                   To enter into all kinds of acts and contracts of a civil or business nature necessary for the advancement of the corporate purposes.

(XLIII)                  To acquire, dispose of, and in general negotiate with all types of shares, corporate shares, and any kind of instrument allowed by law.

(XLIV)                 To set up agencies or branch offices in any part of Mexico or abroad.

(XLV)                  To carry out all kinds of commissions and representations and to enter into all kinds of acts and contracts that allow a lawful profit.

Exhibit 3.6 - 7

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XLVI)              To defend the interests and rights of the members of the Corporation, as well as the  companies and individuals operating and working for it.

(XLVII)            To enter into agreements, contracts or any legal act, with individuals or private or official bodies corporate, and centralized or decentralized
Government, Federal, State or Municipal institutions, aimed at furthering its purposes.

(XLVIII)           To acquire movable property or real estate that is indispensable to the realization of its purposes.

(XLIX)             To organize all types of events that lead to raising the social and cultural level of the companies and individuals operating and working for the enterprise.

Three.  The registered office of the Corporation shall be the Municipality of Hermosillo, Sonora;  however, it shall be able to set up offices, agencies or branch offices in any other part of Mexico or abroad and submit to conventional addresses, without such acts implying a change of registered office.

Four.  The duration of the Corporation shall be for 99 years.

Five.  Present or future foreign investors formally undertake with the Ministry of Foreign Affairs to consider themselves to be nationals with respect to any corporate shares in the Corporation that they may acquire or to which they may be the holders, likewise with respect to any assets, rights, leases, shares or interests that the Corporation may hold, or to any rights and obligations deriving from any contracts to which the Corporation may be a party with Mexican authorities or with private individuals, and therefore not to invoke the protection of their governments, on pain, should they do so, of losing any corporate shares that they may have acquired to the nation.

Chapter II

Capital Stock and Shares

Six.  The capital stock shall be open-end.  The owners’ equity invested in fixed assets represented by shares from the A series is in the amount of $ 50,000 in national currency (fifty thousand pesos in Mexican currency), represented by 1,000 (ONE THOUSAND) registered shares, common stock, with a face value of $ 50.00 in national currency (fifty Mexican pesos) each, totally taken up and paid for.  The open-end portion of the capital stock shall have no ceiling and shall be represented by shares from the B or C series, or by successive series of shares, they shall be registered shares, common stock, with all the other rights accorded them under the law, but without the right to vote, by virtue of their being deferred stock.

Exhibit 3.6 - 8

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

All the shares of the Corporation may be taken up or acquired by Mexican individuals or bodies corporate or by foreign individuals or bodies corporate, with the exception of foreign governments or sovereigns.  The shares from the A series representing the minimum fixed portion of the capital stock are fully taken up and paid for in cash by the founding shareholders in the following manner:

Shareholders                                                                                                                          Shares                             Series                     Capital

FABIO MONTANARI                                                                                                             999                                   A                       $ 49,950.00

ARTURO NUÑEZ GUERRERO                                                                                                 1                                  A                       $         50.00

TOTAL SHARES AND CAPITAL                                                                                       1,000                                  A                       $  50,000.00

Seven.  The scrip certificates and definitive certificates of shares shall comply with the requirements set out in Section 125 (One-Two-Five) of the General Business Corporations Act;  they shall represent one or more shares, and they shall be signed by the Sole Director and C.E.O., and the signature and contents shall be confirmed in the presence of a notary public.  All the scrip certificates or definitive certificates of shares shall transcribe Clause Five of these Articles of Incorporation.

Eight.  The minimum fixed portion of the capital stock shall be increased or decreased by resolution adopted by the Extraordinary Shareholders’ Meeting, in compliance with these Articles of Incorporation and with the General Business Corporations Act.  The open-end portion of the capital stock shall be increased or decreased by resolution adopted by the Ordinary Shareholders’ Meeting, and the documents that set forth the increases or decreases of this open-end portion should not be recorded in the notarial record book in the presence of a notary public, nor should they be registered with the Public Commercial Registry.

In compliance with Section 132 (One-Three-Two) of the General Business Corporations Act, the shareholders shall have the preemptive right to take up any shares that represent increases in the capital stock in proportion to their respective shares.  The shareholders must exercise this preemptive right within 15 (fifteen) calendar days following the publication of the resolution to increase in the Official Gazette of the Government of the State of Sonora or in one of the newspapers of greater circulation in Sonora.  The shareholders shall also be notified of the Shareholders' Meeting by telegram, telex, fax, telefax, e-mail or other similar means of clear, written communication sent to their respective addresses as registered with the Corporation.  However, if all the capital stock is represented at the Shareholders’ Meeting, the said period of 15 (fifteen) calendar days shall be calculated as of the date on which the Shareholders’ Meeting is held, and the shareholders shall be deemed to have been notified of the resolution on that date, and accordingly, it will not be necessary to publish the resolution to increase.

Exhibit 3.6 - 9

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Sections 135 (One-Three-Five) and 136 (One-Three-Six) of the General Business Corporations Act shall apply to reductions of the capital stock, unless the Shareholders' Meeting resolves otherwise.

Nine.  Sales or transfers of shares may only be done with the prior authorization of the Sole Director and C.E.O.  The Sole Director and C.E.O. may deny the authorization if a buyer or buyers willing to buy the shares at their current market price is or are appointed.

Ten.  The Sole Director and C.E.O., where applicable, shall record the taking up of shares, purchases, transfers or encumbrances of assets or revenues or guarantees on shares and other related acts in the register of shares within 15 (fifteen) calendar days of the date on which s/he becomes aware of any of these acts or contracts.  The Corporation shall recognize as shareholders only those shareholders who are registered as such in the register of shares

Chapter III

Administration

Eleven.  The Corporation shall be administered by a Sole Director and C.E.O.

The Sole Director and C.E.O. shall be a shareholder;  s/he shall remain in office until the person appointed to replace him/her takes office;  s/he may be reelected and s/he shall receive the remunerations decided on by the Shareholder’s Meeting, where applicable.

The Sole Director and C.E.O. shall not post a guarantee to ensure any liabilities s/he might contract during the performance of his/her duties, unless the Shareholders' Meeting that appoints him/her resolves otherwise.

Twelve.  The Sole Director and C.E.O. shall be the legal representative of the Corporation and shall have the following powers and authorization, unless the Shareholders’ Meeting determines otherwise:

(i)  General power of attorney for acts of administration, in compliance with Paragraph 2 of Section 2554 of the Federal Civil Code, its corresponding section, Section 2831, Paragraph 2, of the Civil Code for the State of Sonora and the corresponding or like sections of the civil codes for the rest of the states of Mexico, expressly including, but not limited to, the powers to carry out acts of administration related to labour matters, such as hiring and distributing workers, determining the tasks that correspond to each position or area of work and the remuneration for them and, where applicable, dismissing or promoting all kinds of workers, being able, accordingly, to sign all

Exhibit 3.6 - 10

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

manner of work contracts or agreements and to terminate or rescind them and, in general, to make commitments on behalf of the Corporation with respect to everything that is within his/her administrative purview as it pertains to labour matters, based on Section 11 and the other relevant sections of the Federal Labour Act, its being understood that the list of acts contained herein is by way of illustration, and is not limited only to those acts.

(ii) General power of attorney for lawsuits and collections, which he is granted with all the general powers and any special powers that may require a special clause in accordance with the law, in compliance with Section 2554, Paragraph 1, and Section 2587 of the Federal Civil Code, their corresponding sections, Section 2831, Paragraph 1, and Section 2868 of the Civil Code for the State of Sonora, and the corresponding or like sections of the civil codes for the other states of Mexico, being authorized, therefore, among other things, to demand the discharge of obligations assumed by third parties to the benefit of the Corporation;  to bring and defend complaints and to drop these actions and complaints;  to answer complaints and to file all types of appeals;  to offer and present documentary evidence;  to question and challenge witnesses;  to waive periods or terms;  to waive jurisdictions;  to enter into arbitration agreements or to submit the Corporation to arbitration proceedings;  to submit and answer interrogatories;  to excuse or recuse judges;  to receive payments;  to make over assets;  to file and drop criminal complaints;  to take part in judicial auctions, to bid or make or raise bids and buy at auction for the Corporation;  to become a third-party coadjutor in the bringing of a criminal action and to grant pardons;  to file and drop petitions for constitutional relief;  in general, to initiate proceedings or bring civil, commercial, criminal, labour, administrative actions or actions of any other kind, its being understood that this list is by way of illustration, and is not limited only to these powers.  The Sole Director and C.E.O. shall also have general power of attorney for labour-related lawsuits and collections under the terms of Section 11 of the Federal Labour Act before his workers and unions or coalitions and before the labour authorities referred to in Section 523 of the Federal Labour Act and before authorities of any other designation, as well as before adjudicators and arbitrators;  to take part, on behalf of the principal, in the settlement hearing referred to in Section 873 of the Federal Labour Act and to take part in any other type of hearing relative to all manner of individual or collective labour proceedings, with authorization to attend, propose and, where appropriate, accept settlement compromises or arrangements;  to make decisions and to sign all manner of judicial or extrajudicial contracts or agreements, and to offer reinstatements, being able to settle all kinds of labour conflicts;  powers to take part in the complaint-and-objection stage referred to in Section 878 of the Federal Labour Act;  to handle questions on behalf of the principal, under the terms of the provisions of Section 786 of the Federal Labour Act;  to hear and receive summonses, under the terms of Section 866 of the Federal Labour Act, likewise to indicate an address for these purposes, all those powers also supported by Section

Exhibit 3.6 - 11

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

2554, Paragraph 1, and Section 2587 of the Federal Civil Code, Section 2831, Paragraph 1, and Section 2868 (Two-Eight-Six-Eight) of the Civil Code for the State of Sonora and of the corresponding or like sections of the civil codes for the other states of Mexico.

(iii)  General power of attorney for acts to acquire property in fee simple, in compliance with Section 2554, Paragraph 3, of the Federal Civil Code, its corresponding section, Section 2831, Paragraph 3, of the Civil Code for the State of Sonora, and the corresponding or like sections of the civil codes for the other states of Mexico.

(iv)  General power of attorney to underwrite credit instruments, under the terms of Sections 9 and 85 of the General Law on Negotiable Instruments and Credit Transactions, including powers to open, manage and close bank accounts or investment accounts in the name and on behalf of the Corporation and to authorize people to withdraw or transfer funds.

(v)  To appoint and remove the General Director and other officers, as well as to set their employment conditions, remuneration and authority.

(vi)  Powers to execute general or special powers of attorney, granting powers and authorization from among those that s/he is granted, with or without powers of substitution, likewise the power to revoke any powers s/he may have granted, retaining his/her exercise of these powers.

(vii)  To perform any acts or operations that are necessary or appropriate in order to fulfill the corporate purpose, with the exception of those expressly reserved for the General Shareholders’ Meeting by a legal order or by these Articles of Incorporation.

Chapter IV

Shareholders’ Meeting

Thirteen.  The General Shareholders’ Meeting shall be the highest governing body of the Corporation;  consequently, it may decide, amend, or ratify all the acts and transactions of the Corporation, and its resolutions shall be fulfilled by the person or persons appointed for that purpose or, if no such appointment has been made, by the Sole Director and C.E.O.

Fourteen.  The General Shareholders’ Meetings shall be Ordinary or Extraordinary.

Extraordinary Shareholders’ Meetings shall be held to discuss and decide on the matters referred to in Section 182 (One-Eight-Two) of the General Business Corporations Act.

Ordinary Shareholders’ Meetings shall adopt resolutions on any matters that are not within the purview of the Extraordinary Shareholders’ Meetings, they shall be held at least once a year, within the four months following the corporate fiscal year-end, and, besides the other matters included in the order of business, they shall adopt resolutions on the following:

Exhibit 3.6 - 12

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Discussion, approval or amendment of the financial report of the Sole Director and C.E.O., taking the advisory opinion of the Statutory Auditor into consideration;

(I)           Resolutions on the financial performance of the corporate fiscal year;

(II)          Election of the Sole Director and C.E.O., his/her alternates, and of the Statutory Auditor;  and

(III)        Determination of the remuneration to be paid to the Sole Director and C.E.O., the Statutory  Auditor and, if applicable, the general managers.

(IV)       The shareholders may hold Ordinary Shareholders’ Meetings at any time in order to adopt  resolutions on matters within their purview other than the ones specified in the preceding numerals.

Fifteen.  The Ordinary and Extraordinary Shareholders’ Meetings shall be convened by the Sole Director and C.E.O., without prejudice to the rights accorded the shareholders under Sections 168, 184 and 185 of the General Business Corporations Act.  The notice of meeting shall be made by means of the publication of a notice in the Official Gazette of the Government of the State of Sonora  or in one of the newspapers of greater circulation in Sonora, and this notice must appear at least 15 (fifteen) calendar days before the date of the Shareholders’ Meeting.  The shareholders shall also be notified of the Shareholders' Meeting by telegram, telex, fax, telefax, e-mail or other similar means of clear, written communication sent to their respective addresses as registered with the Corporation.

The notice of meeting shall state the place, day and time at which the Shareholders’ Meeting is to be held;  it shall contain the order of business for the Shareholders’ Meeting and shall be signed by whoever issues it.  The Shareholders’ Meeting shall not be invalid, even if the notice of meeting was not published, or even if the notice provided for in the paragraph immediately preceding this one was not sent, if all the shares issued are present or represented at the meeting.  Should a second or subsequent notice of meeting be necessary, the notice shall mention this circumstance and shall be governed in all other aspects by the rules set out above.  Second or subsequent notices of meeting shall be published after the dates for which the Shareholders’ Meetings that were not able to convene legally or that could not be held for some other reason, were supposed to have been held.

Sixteen.  The shareholders registered in the register of shares shall be allowed into the Shareholders’ Meetings.

Exhibit 3.6 - 13

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Seventeen.  The shareholders may be represented at the Shareholders’ Meetings by any person or persons they may appoint by means of a form of proxy or through any other form of power of attorney issued in accordance with the law.

Eighteen.  The minutes of the Shareholders’ Meetings shall be transcribed in a book and shall be signed by the person who chaired the Meeting, as well as by any shareholders and by any Statutory Auditor wishing to sign them.

Nineteen.  The Shareholders’ Meeting shall be chaired by the Sole Director and C.E.O.;  should s/he be absent, the Shareholders' Meeting shall be chaired by his/her Alternate or, in the absence or non-existence of an Alternate, by the person appointed by the shareholders.

Twenty.  With regard to the quorum and voting, the following rules shall apply:

(I)           Ordinary Shareholders’ Meetings.  For the first convening of a Meeting, a quorum of attendance shall consist of at least 75% (seventy-five per cent) of the capital stock.  The resolutions shall be valid in this case if they are adopted by the majority of the votes present.  In second or subsequent convenings of a Meeting, the Shareholders' Meetings must still be held with the attendance of 75% (seventy-five per cent) of the shareholders at the meeting and their resolutions shall be valid if they are adopted by the majority of the votes present, unless the matter has to do with amending the Articles of Incorporation, in which case, the approval of one hundred per cent of the shareholders shall be required.

(II)           Extraordinary Shareholders’ Meetings.  For the first convening of a meeting, a quorum of attendance shall consist of at least three-quarters of the capital stock, and its resolutions shall be adopted by affirmative vote of the shareholders who represent at least half the capital stock.  In second or subsequent convenings of a meeting, at least 75% (seventy-five per cent) of the capital stock shall constitute a quorum of attendance, and the decisions shall be made through the vote of shareholders who represent at least half the capital stock.

(III)                      Resolutions unanimously adopted outside the Shareholders’ Meeting by the shareholders who represent the total number of shares with the right to vote shall, for all legal purposes, have the same validity as if they had been adopted during a General Shareholders’ Meeting or a Special Shareholders’ Meeting, respectively, as long as they are confirmed in writing.

Twenty-one.  If, for some reason, the order of business cannot be completed on the date on which the Shareholders’ Meeting is held, it may be suspended and continued the following day or on any day the shareholders agree on, without the need for a new notice of meeting.

Twenty-two.  The Sole Director and C.E.O. shall open the Shareholders’ Meeting by checking off the attendance list according to the book of shareholders.  Voting shall be economical, unless

Exhibit 3.6 - 14

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

the majority decides that it should be secret.  The Sole Director and C.E.O. shall act in the capacity of chairman of the meeting and returning officer.

Chapter V

Corporate Fiscal Years, Financial Reports

Twenty-three.  The corporate fiscal year shall coincide with the calendar year, except for the first, which shall run from the date of the company’s incorporation until the 31st (thirty-first) day of December of the year in question.  The annual balance sheet must be filed no later than the thirty-first of March of the following year.

Twenty-four.  Within the three months following the end of each corporate fiscal year, the Sole Director and C.E.O. shall prepare the financial report.  This report shall show the financial condition of the Corporation.

Twenty-five.  The financial report and the supporting documentation shall be delivered to the Statutory Auditor at least one month before the date set for the holding of the Annual Ordinary Shareholders’ Meeting.

Twenty-six.  The Statutory Auditor shall express his/her opinion with respect to the financial report and supporting documentation within 15 (fifteen) calendar days of the date on which said report and supporting documentation were delivered to him/her.  The financial report, the supporting documentation, and the Statutory Auditor’s opinion shall be kept by the Sole Director and C.E.O. in the head office of the Corporation for the 15 (fifteen) calendar days prior to the date set for the Annual Ordinary Shareholders’ Meeting, so that it may be read by the shareholders.  The Sole Director and C.E.O. shall issue and deliver copies of those reports and documents to any shareholders that request them.

Chapter VI

Distribution of Profits

Twenty-seven. The net profits of each corporate fiscal year shall be distributed in the following manner:

(I)  The sum that the Shareholders’ Meeting determines, which shall not be less than 5% (five per cent) of the net profits, shall be set aside in order to establish or reestablish the legal contingency fund, until it amounts to least 20% (twenty per cent) of the capital stock;

Exhibit 3.6 - 15

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(II)           Out of the remainder, if any, other sums may be set aside to establish or reestablish other funds;

(III)          The rest, if there should be any, shall be distributed totally or in part as a dividend, corresponding to an amount equal to each paid-up share, unless the
Shareholders’ Meeting agrees to reinvest it or to earmark it for other corporate purposes;  and

(IV)          The founders of the Corporation do not reserve for themselves any share whatsoever in the profits  other than the profits that will be their due in accordance with this clause.

Chapter VII

Shareholders’ Liability

Twenty-eight.  The shareholders shall not be liable for the Corporation’s losses, debts or obligations.  The liability of the shareholders shall be limited to paying to the Corporation the amount of their respective shares.

Chapter VIII

Monitoring of the Administration

Twenty-nine.  The monitoring of the administration shall be entrusted to a Statutory Auditor.

Thirty.  The Statutory Auditor may or may not be a shareholder.  S/he shall remain in office until the person appointed to replace him/her takes up office, and they may be reelected.

Thirty-one.  The Statutory Auditor shall have the powers and obligations established in Section 166 of the General Business Corporations Act and shall not post a guarantee to ensure any liabilities s/he might contract during the performance of his/her duties, unless the Shareholders' Meeting that appoints him/her resolves otherwise.

Chapter IX

Dissolution and Liquidation of the Corporation

Thirty-two.  The Corporation shall be dissolved early in the cases provided for in Section 229 of the General Business Corporations Act.

Thirty-three.  Once dissolved, the Corporation shall be placed in a state of liquidation and the Shareholders’ Meeting shall elect one or several liquidators.

Exhibit 3.6 - 16

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

If the Meeting appoints more than two liquidators, Clause 16 of these Articles of Incorporation shall apply to their meetings and resolutions.

Thirty-four.  Unless the Shareholders’ Meeting resolves otherwise, the liquidator or liquidators shall act in accordance with Section 242 of the General Business Corporations Act.

Thirty-five.  The Shareholders' Meetings shall be convened, during the liquidation, by the liquidator or liquidators or by the Statutory Auditor.  The Statutory Auditor shall have the same powers and obligations vis à vis the liquidator or liquidators as s/he has normally vis à vis the Sole Director and C.E.O.

Chapter X

Courts

Thirty-six.  The founding shareholders, upon signing these Articles of Incorporation of the company, and the future shareholders, by the sole fact of having acquired shares by any means, submit to the jurisdiction of the courts or judges of Hermosillo, Sonora, for the resolution of any dispute that might arise between the Corporation and the shareholders as such or between the shareholders as such.

Chapter XI

Rules Supplying Deficiencies

Thirty-seven:  The General Business Corporations Act shall be applied to supply any deficiencies with respect to anything not expressly provided for in these Articles of Incorporation.

First Shareholders’ Meeting of ATZEK MINERAL SA DE CV

FABIO MONTANARI and ARTURO NUÑEZ GUERRERO are the founding shareholders of the ATZEK MINERAL SA DE CV company, and they are holding the first General Ordinary Shareholders' Meeting of the Corporation, and, by unanimous vote, they adopt the following resolutions:

Resolution One

They resolve that ATZEK MINERAL SA DE CV shall be administered by a Sole Director and C.E.O., and shall be monitored through a Statutory Auditor, and they appoint for these purposes:

Exhibit 3.6 - 17

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

SOLE DIRECTOR AND C.E.O.                                                                                                                     FABIO MONTANARI

STATUTORY AUDITOR                                                                                                                                 ARTURO NUÑEZ GUERRERO

The Sole Director and C.E.O. is granted all the authorizations and powers described in Clause Twelve of the Corporation’s Articles of Incorporation, which is deemed to have been fully reproduced at this point in order to avoid needless repetition.

Resolution Two

ARTURO NUÑEZ GUERRERO is appointed as Statutory Auditor of the ATZEK MINERAL SA DE CV company.  The Statutory Auditor shall not post a guarantee to ensure his liabilities.

EXECUTING APPOINTMENTS AND POWERS OF ATTORNEY

The parties appearing execute in a notarial instrument the appointments and powers of attorney given by the first General Ordinary Shareholders’ Meeting of ATZEK MINERAL SA DE CV and the other resolutions adopted by this Shareholders’ Meeting.

In view of what has been applied for and the documents filed, the acts that are the subject-matter of this instrument are set forth in the following manner:

CLAUSES

ONE:                      The business corporation named ATZEK MINERAL SA DE CV, Sociedad Anónima de Capital Variable, has been duly incorporated in a notarial instrument.

TWO:                      The resolutions adopted by the founding shareholders of ATZEK MINERAL SA DE CV in the first General Ordinary Shareholders’ Meeting are put into the form of a notarial instrument.

THREE:  The appointment of the Sole Director and C.E.O. of ATZEK MINERAL SA DE CV Sociedad Anónima de Capital Variable is duly executed in a notarial instrument and the person appointed is FABIO MONTANARI, with the corresponding duties and all the authorization and powers provided for in Clause Twelve of the Corporation’s Articles of Incorporation, according to the resolution adopted by the first General Ordinary Shareholders’ Meeting of the Corporation.

Exhibit 3.6 - 18

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

FOUR:  The appointment of the Statutory Auditor of ATZEK MINERAL SA DE CV Sociedad Anónima de Capital Variable is duly executed in a notarial instrument, and this person is ARTURO NUÑEZ GUERRERO, according to the resolution to this effect of the first General Ordinary Shareholders’ Meeting of the Corporation.

FIVE:                      The Corporation shall be governed by and shall engage in any acts, procedures to be followed, transactions, representations, contracts and agreements that the Sole Director and C.E.O. executes, undertakes, carries out or holds in the name and on behalf of the Corporation.

FOUNDING SHAREHOLDERS’ PARTICULARS

FABIO MONTANARI stated that he was of Italian nationality, single, originally from Ferrara, Italy, where he was born on the 11th day of January, 1957, is a geologist by occupation, has an actual address at Via il Perugino 8, 09121 CAGLIARI, Italy, and that he is in Mexico on Passport Number E571059 (E-five-seven-one-zero-five-nine), evidencing his legal stay by means of an immigration form for business people, a verified copy of which has been kept in the files of this commercial notary’s office.

ARTURO NUÑEZ GUERRERO stated that he was of Mexican nationality, single, originally from Nogales, Sonora, where he was born on the twenty-second day of April , 1978, is a geology student who, having passed his professional degree course, is now doing his social service component, with an address at Number 19 Espuelas Street, Terranova Housing Subdivision, Hermosillo, Sonora.

Documents of the File

The photograph identification of the parties appearing, the licence to incorporate the company, and a copy of the permit allowing FABIO MONTANARI to stay in the country legally are being kept in the file of this commercial notary’s office.

National Register of Foreign Investments

In order to comply with the stipulations of Section 45 (forty-five), Subsection 1 b) (one-b)  of the Foreign Investments Act Regulations, I insert the obligation of the ATZEK MINERAL SA DE CV company to register with the National Register of Foreign Investments.

List of Foreign Partners

The parties appearing stated to me that the Corporation shall file in timely fashion the list of partners referred to in Section 27 (twenty-seven), Paragraph 5, of the Mexican Internal Revenue Code.

Exhibit 3.6 - 19

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Insert

Section 2554 (Two-Five-Five-Four) of the Federal Civil Code, identical to Section 2831 (Two-Eight-Three-One) of the Civil Code for the State of Sonora.  In all general powers of attorney for lawsuits and collections, to state that they are being executed with all the general powers and special powers that require a special clause in accordance with the law shall suffice for them to be deemed as having been conferred without any limitation whatsoever.

In general powers of attorney to administer assets, to state that they shall be in that capacity shall suffice for the attorney-in-fact to have all kinds of administrative powers.

In general powers of attorney, in order to exercise acts of ownership, their being given in that capacity shall suffice for the attorney-in-fact to have all the powers of an owner, both with respect to the assets, and with respect to making all manner of arrangements in order to defend them.

When wishing to limit, in the three cases mentioned above, the powers of the attorneys-in-fact, the limitations shall be set forth, or the powers shall be special ones.

Notaries shall insert this article into any notarial certified copy of a power of attorney that they execute.

Section 2587 (Two-Five-Eight-Seven) of the Federal Civil Code, identical to Section 2868 (Two-Eight-Six-Eight) of the Civil Code for the State of Sonora:  Legally trained court-client-liaison legal assistants [procuradores] do not need a power of attorney or a special clause, except in the following cases:
I. In order to withdraw from a legal action;
II. In order to settle a matter;
III. In order to submit to arbitration;
IV. In order to submit and answer interrogatories;
V. In order to transfer assets;
VI. In order to challenge in court;
VII. In order to receive payments;  and
VIII. For any other acts expressly determined by law.  In general powers, when there is a desire to confer any or some of the powers that have just been enumerated above, the provisions of Paragraph One of Section 2831 (Two-Eight-Three-One) shall be observed.

Certification

I, the undersigning commercial notary, place on record for all relevant legal purposes:

1.    The parties appearing are personally known to me; in addition, I added authentic copies of their identification cards to the file.
2.    The parties appearing have the capacity to contract and to comply with obligations assumed, which I state since I cannot find manifest evidence in them of any natural incapacity and have no information to the effect that they are subject to a prohibition;
3.    I perused the originals of the documents that were presented to me in order to draw up this instrument.
4.    I compared the documents that I inserted word for word.
5.    I explained to the parties appearing the legal force and effect of the content of this instrument in order to comply with the applicable rule.
6.   As an indication of their agreement, the

Exhibit 3.6 - 20

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

parties appearing signed this instrument in my presence on the same day that it was executed, which is the same date that I authorize it definitively, since there is no disqualification whatsoever from doing so.  I SWEAR TO THE FOREGOING AND AUTHORIZE IT.

FABIO MONTANARI, ARTURO NUÑEZ GUERRERO, and the lawyer SALOMÓN GRIEGO GARCÍA, Commercial Notary Number One of the State of Sonora.  Signed.  Authorizing seal.

This is the first notarial certified copy, which is a true and exact copy of its original.  It is on twenty letter-sized pages, written on the obverse, sealed and verified.  It is issued for the use of ATZEK MINERAL SA de CV, in this city of Hermosillo, Sonora, Mexico, on the twenty-seventh day of the month of September, two thousand and seven.  I SWEAR TO THE FOREGOING.

                     [SIGNATURE]                                                                                                                 [SEAL]
             SALOMÓN GRIEGO GARCÍA, Lawyer                                                                     SALOMON GRIEGO GARCIA, LIC.
             Commercial Notary Number One of the State of Sonora                                                                 UNITED MEXICAN STATES
                                                                                                                                                                   COMMERCIAL NOTARY NUMBER 1
                                                                                                                                                                         ESTADO DE SONORA SQUARE

Exhibit 3.6 - 21